A C N B C O R P O R A T I O N Subordinated Notes Investor Presentation March 2026 Nasdaq: ACNB investor.acnb.com

2 | Investor Presentation Confidentiality Notice and Disclaimers • This presentation has been prepared solely for informational purposes from information supplied by or on behalf of ACNB Corporation (“ACNB”) and its subsidiaries (collectively, the “Company,” “we,” “our” or “us”) and is confidential and does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any of our securities or any of our affiliates or subsidiaries. Neither this presentation nor anything contained herein shall form the basis of any contract or commitment. The information in this presentation may not be reproduced or redistributed, passed on or divulged, directly or indirectly, to any other person. We reserve the right to request the return of this presentation at any time. • This presentation is for informational purposes only and is being furnished on a confidential basis to a limited number of institutional accredited investors (as defined in Rule 501(a)(l), (2), (3), or (7) under the Securities Act of 1933, as amended (the "Securities Act") and qualified institutional buyers (as defined in Rule 144A under the Securities Act). Any such offering may be made only pursuant to a written purchase agreement and the information contained herein will be superseded in its entirety by such purchase agreement. This presentation does not contain all the information you should consider before investing in our securities and should not be construed as investment, legal, regulatory or tax advice. It does not purport to contain all the information that may be relevant. ln addition, the financial information presented in this presentation is derived from Company records including its filings with the U.S. Securities and Exchange Commission (the "SEC"), including the audited and unaudited financial information therein. Each potential investor should review the purchase agreement, make such investigations as it deems necessary to arrive at an independent evaluation of an investment in the securities mentioned in this presentation and should consult its own legal counsel and financial, accounting, regulatory and tax advisors to determine the consequences of such an investment before making an investment decision and should not rely on any information set forth in this presentation. • The securities referenced in this presentation have not been registered under the Securities Act or any state securities laws, and may not be offered or sold absent registration or an exemption from registration under applicable law. Such securities have not been approved or disapproved by the SEC, any state securities commission, any federal or state banking regulators, or any other regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of any proposed offering of these securities or the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. • The securities referenced in this presentation are not savings or deposit accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality. • Certain information contained in this presentation may be derived from information provided by industry sources. We believe that such information is accurate and that the sources from which it has been obtained are reliable. We cannot guarantee the accuracy of such information, however, and have not independently verified such information. • The delivery of this presentation will not, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date of this presentation. The Company is not making any implied or express representation or warranty as to the accuracy or completeness of the information summarized herein or made available in connection with any further investigation of the Company. The Company expressly disclaims any and all liability which may be based on such information, errors therein or omissions therefrom, except as otherwise provided in a securities purchase agreement or other definitive written agreement executed in connection with the purchase of the Company's securities.

3 | Investor Presentation Forward Looking Statements This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are based on our current beliefs and expectations and are subject to certain risks and uncertainties, many of which are beyond our control. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and the economy; legislative and regulatory changes; banking system instability caused by failures and continuing financial instability of certain banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards and any similar standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemics, epidemics or health-related crises and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers' ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; the possibility that the anticipated benefits of our acquisition activity, including our acquisition of Traditions Bancorp, Inc. and its subsidiaries ("Traditions"), are not realized when expected or at all; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation's market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation's brand and protect the Corporation's intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. Some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements can be found in the Corporation’s most recent Annual Report on Form 10-K and most-recent Quarterly Report on Form 10-Q, which have been filed with the SEC and are available at investor.acnb.com. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances, unless otherwise required by law. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

4 | Investor Presentation Important Information • ACNB Corporation (Nasdaq: ACNB) (“ACNB” or the “Corporation”) is the financial holding company for ACNB Bank (“ACNB Bank” or the “Bank”) and ACNB Insurance Services, Inc. (“ACNB Insurance Services,” “ACNB Insurance” or “Insurance Services”). • All ACNB Corporation, ACNB Bank and ACNB Insurance Services financial data referenced herein is provided by the Corporation. ACNB data for the most recent quarter (“MRQ”) and last twelve month (“LTM”) is for periods ending December 31, 2025. • All market-pricing data (Source: S&P Capital IQ Pro) is as of February 25, 2026. • Numbers in this presentation may not sum due to rounding. • To the extent that Corporation or Bank metrics presented herein are not financial measures under generally accepted accounting principles (“GAAP”), these non- GAAP metrics are reconciled to comparable GAAP measures in the appendix to this presentation. Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. Investor Presentation

5 | Investor Presentation Issuer ACNB Corporation (NASDAQ: ACNB) Security Holding Company Subordinated Notes Amount $15 Million Sub Debt Rating Unrated Structure Fixed-to-Floating Rate Issuance Type Regulation D Private Placement Term 10 Years Call Date 5 Years Use of Proceeds For general corporate purposes, which may include the redemption of all or a portion of its currently outstanding 4.00% Fixed-to-Floating Rate Subordinated Notes due March 31, 2031 Sole Placement Agent Piper Sandler & Co. Terms of Proposed Offering

Corporate Profile

Mid-Atlantic commercial financial holding company for ACNB Bank and ACNB Insurance Services, which serve businesses and communities in Pennsylvania and Maryland, including those in the Gettysburg region, its surrounding counties, and the Greater Baltimore area.



BERKS
CUMBERLAND
LANCASTER
FRANKLIN
ADAMS
YORK
PENNSYLVANIA
MARYLAND
CARROLL
FREDERICK
BALTIMORE

Our Locations

- ★ ACNB Corporation Operations Center
- ● ACNB Bank
- ■ ACNB Bank Loan Office
- ▲ ACNB Insurance Services, Inc.
- ● Traditions Bank, A Division of ACNB Bank
- ★ Traditions Center

Visit acnb.com and acnbinsurance.com for specific locations.

ACNB Corporation

Ticker	Nasdaq: ACNB
Total assets	$3.2B
Total loans	$2.3B
Market capitalization	$531M
Float	~96%
Average daily volume (3-mo)	~30K
Common shares outstanding	10.4M
Institutional ownership	~40%
Insider ownership	~4%
Price/EPS (NTM)	10.08x
Price/Book Value Per Share	1.26x
Price/Tangible Book Value Per Share*	1.59x
Dividend Yield	2.97%
Share Price - 02/25/2026	$51.17
52-week high	$53.89
52-week low	$35.70
Core ROAA (MRQ)*	1.69%
Core ROAE (MRQ)*	13.38%
FTE NIM (MRQ)	4.36%

Market-pricing data (Source: S&P Capital IQ Pro) is as of the date provided on p. 4
Ownership data (Source: S&P Capital IQ Pro) is most recent available; Financial data as of or for the three months ending 12/31/25.
**Non-GAAP financial measure; Refer to the calculation on the pages titled "Reconciliation of Non-GAAP Measures" at the end of this presentation.*
Source: Company data from public filings and internal sources.

6 | Investor Presentation

7 | Investor Presentation Experienced Management Team • Proven management team with proven track record • Approximately 338 years of combined experience Commercially Focused Loan Portfolio • Commercial loans/total loans* ratio of approximately 68% • Average commercial loan yield of 6.34%* • Attractive PA and MD growth markets Stable and Low-Cost Deposit Base • 165+ year-old bank with loyal customer base and leading market share in its core PA markets • Strong presence in affluent and dynamic MD markets • 1.36% cost of interest-bearing deposits • Noninterest bearing demand deposits are approximately 23% of the deposit portfolio Commitment to Noninterest Income to Diversify Revenue • ~19.4% noninterest income to revenues†† driven by insurance services, mortgage and wealth management • ~$739 million in assets under management or administration in wealth management Focus on Expense Management to Create Efficiencies and Support Investments into Improving Customer Experience • ~18% reduction in net branch count from year-end 2020 to year-end 2024 • Added eight branches with Traditions Bancorp, Inc. (“Traditions”) acquisition and consolidated two branches into ACNB Bank branches in 2025 • Undertaking enterprise modernization and digital transformation Strong Profitability • Core return on average assets†† of 1.69% and core return on average equity†† of 13.38% Actively Managing Strong Capital Position • Strong capital position provides flexibility to return capital to shareholders and fund prudent growth of the bank • 10.60% tangible common equity/tangible assets†† and regulatory ratios well above internal minimums • Closed strategic acquisition of Traditions in the first quarter of 2025 Stable Asset Quality • 0.46% NPLs/loans • 0.02% NCOs/avg. loans • 1.02% allowance/loans and 221% allowance/NPLs Best-in-Class Franchise with Top-Tier Performance Investment Highlights * C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans. Yield is on a fully taxable equivalent. †† Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. 1) Represents the top 200 major exchange-traded banks as defined by total assets as of the most recently reported quarter, excluding merger targets; reflects median values. Financial data as of or for the three months ending 12/31/25. Source: Company data from public filings and internal sources. Profitability (MRQ) ROAA: ACNB (1.69%††), Top 200 Banks¹ (1.25%) ROAE: ACNB (13.4%††), Top 200 Banks¹ (10.9%) NIM: ACNB (4.36%), Top 200 Banks¹ (3.64%) Credit & Capital (MRQ) NCOs/Avg. Loans: ACNB (0.02%), Top 200 Banks¹ (0.17%) TCE/TA: ACNB (10.60%), Top 200 Banks¹ (8.90%) Total RBC: ACNB (16.54%), Top 200 Banks¹ (14.73%)

8 | Investor Presentation Experienced Management Team James P. Helt President & Chief Executive Officer 37 years In financial services 17 years At ACNB Brett D. Fulk EVP, Chief Strategy Officer 34 years In financial services 3 years At ACNB Emily E. Berwager SVP, Chief Human Resources Officer 26 years In human resources 5 years At ACNB 23 years In financial services 3 years At ACNB Andrew Bradley SVP, Chief Risk Officer Jason H. Weber EVP, Treasurer & Chief Financial Officer 28 years In financial services 4 years At ACNB Douglas A. Seibel EVP, Chief Lending Officer 43 years In financial services 17 years At ACNB Laurie A. Laub EVP, Chief Credit Officer 24 years In financial services 21 years At ACNB Mark Blacksten EVP, Maryland Market President 35 years In financial services 2 years At ACNB Kevin J. Hayes SVP, General Counsel, Secretary and Chief Governance Officer 13 years In legal services 10 years At ACNB 36 years In financial services 1 year At ACNB Mike Huson SVP, York / Lancaster / Berks Market President Dr. Teresa L Gregory, CMB President, Traditions Mortgage – A Division of ACNB Bank 39 years In financial services 1 year At ACNB

Commercially Focused Loan Portfolio

- 239.0% CRE loans/total RBC*
- 31.2% construction loans/total RBC*
- 34.6% owner-occupied/total CRE, multifamily and farm
- 6.34% average yield on commercial loans**
- Long-term growth opportunities
  - Frederick, MD, Lancaster, York & Berks County, PA
  - Enhanced incentives for producers
  - Active recruitment of new loan officers
  - Streamlined approval and closing process

~68%
Commercial†



54%
5%
32%
9%
$2.3BN
Total Loans
MRQ end
C&I, ex PPP
CRE, Multifamily & Farm
C&D
Other



$999,730
$52,450
$786,255
$161,025
2021
$1,083,879
$83,283
$821,691
$178,905
2022
$1,131,881
$84,340
$898,708
$148,833
2023
$1,184,913
$76,886
$970,280
$137,747
2024
$1,593,767
$117,219
$1,274,185
$202,363
2025

All dollar amounts in thousands and balances at period end, with Commercial and Industrial ("C&I") loan amounts excluding PPP loans.
** CRE and construction and development loans, as defined in regulatory guidance, as a % of risk-based capital, at MRQ end.*
*** MRQ. Yield is on a fully taxable equivalent.*
† C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans.
Source: Company data from public filings and internal sources.

9 | Investor Presentation

Stable and Low-Cost Deposit Base

ACNB Corporation

- 7.2% of bank deposits associated with top 20 unrelated relationships
- ~82.3% of all bank deposits FDIC insured and/or collateralized
  - Average deposit account balance <$25,000
- ~60.8% deposit market share in Adams County, PA and strong market presence in surrounding communities drives attractive funding profile
- ~5.4% and 4.0% deposit market share in MD's Carroll and Frederick counties
  - US top-65 most-affluent counties, each with median HH income > $120K†
  - Growth opportunities throughout Greater Baltimore
- Strong deposit profile
  - Noninterest bearing demand deposits totaled ~$554 million and accounted for approximately 22.6% of the deposit portfolio
  - 1.36% cost of interest-bearing deposits for the MRQ
  - 95.1% loan-to-deposit ratio



96.4%
Core*
81.5%
Non-CD
22%
15%
4%
59%
$2.5BN
Total Deposits
MRQ end
Savings, interest checking and money market
Noninterest bearing
CDs <$250K
CDs ≥$250K

*All market share data from 6/30/25 FDIC Summary of Deposits annual report, according to S&P Capital IQ Pro; All other figures as of MRQ end. * Core deposits include all deposits except CDs ≥$250,000.*
† 2026 median household income by county, according to data from S&P Capital IQ Pro.
Source: Company data from public filings and internal sources.

10 | Investor Presentation

Commitment to Noninterest Income to Diversify Revenue

ACNB Corporation

- Noninterest income increased year-over-year driven primarily by the Traditions acquisition, excluding the loss related to securities repositioning
- Insurance commissions decreased quarter-over-quarter driven primarily by seasonality and decreased year-over-year driven primarily by policy cancellations of two customers
- Wealth management income increased quarter-over-quarter driven primarily by higher estate administration income and increased year-over-year driven primarily by growth in AUM
- Gain from mortgage loans held for sale decreased quarter-over-quarter driven primarily by seasonality and increased year-over-year primarily due to the Traditions acquisition

in ($000s)	4Q24	3Q25	4Q25
Insurance commissions	$2,105	$2,545	$1,882
Service charges on deposits	$1,084	$1,286	$1,282
Wealth management	$1,007	$1,125	$1,200
Gain from mortgage loans held for sale	$107	$1,463	$1,373
Earnings on investment in bank owned life insurance	$506	$651	$735
ATM debit card charges	$815	$904	$923
Other	$179	$437	($3,063)
Total noninterest income	$5,803	$8,411	$4,332



23.9%
17.4%
16.3%
15.2%
11.7%
9.3%
6.2%
$4.3MN
Noninterest income MRQ
Insurance commissions
Service charges on deposits
Wealth management
Gain from mortgage loans held for sale
Earnings on investment in BOLI
ATM debit card charges
Other

Note: Noninterest income break-out percentages not inclusive of a ($3,553) net loss on securities
Source: Company data from public filings and internal sources.

11 | Investor Presentation

12 | Investor Presentation Fee-Generating Offerings All dollar amounts in thousands. * Income from fiduciary, investment management and brokerage activities. ** Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. Source: Company data from public filings and internal sources. In su ra n ce W e al th To ta l n o n -i n te re st in co m e 6,151 8,30 9,319 9, 54 9,482 46,508 52,994 61,180 66,252 65,165 2021 2022 2023 2024 2025 Commiss ions and con ngent income Gross premium volume 3,169 3,160 3,644 4,226 4,4 5 53 ,800 518,800 639,400 683,800 38, 25 2021 2022 2023 2024 2025 ealth management fees A M/A A (period end) 22,236 21,918 23,330 24,6 0 31,829 23. 9% 20.81% 20.90% 22. 8% 20.55% 2021 2022 2023 2024 2025 Total noninterest income Total noninterest income/revenue

13 | Investor Presentation Focus on Expense Management * Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. • Year-over-year increase in expenses driven primarily by the acquisition of Traditions • Merger-related expense totaled $575 thousand for the three months ended December 31, 2025, compared to $169 thousand for the three months ended September 30, 2025, and $885 thousand for the three months ended December 31, 2024 • Salaries and employee benefits expense decreased $157 thousand quarter-over- quarter, primarily driven by lower health insurance expense Source: Company data from public filings and internal sources. Consolidated e ciency ra o $000s 4Q24 3Q25 4Q25 Salaries and employee benefits $10,318 $13,191 $13,034 Equipment $2,324 $2,302 $2,356 Net occupancy $1,096 $1,217 $1,241 Professional services $586 $588 $752 FDIC and regulatory $337 $457 $458 Other tax $360 $561 $539 Intangible assets amortization $304 $1,129 $1,130 Merger-related $885 $169 $575 Other $2,178 $2,747 $3,368 Total noninterest expense $18,388 $22,361 $23,453

14 | Investor Presentation Branch Network Productivity • ~18% reduction in branch network from year-end 2020 to year-end 2024 o Net reduction of six branches from year-end 2020 to year-end 2024 • Traditions operated eight branches. In April 2025, ACNB consolidated two branches into ACNB Bank branches • Opened one new branch in 2022 o New floorplan designed to support sales, advisory services and complex transactions that customers often prefer to address in person • Continuous optimization of branch network o Traffic, productivity and profitability will inform ongoing consolidation decisions • Supplementing branch network with a commercial team in a cost-effective LPO o Baltimore County, MD o Berks County, PA Source: Company data from public filings and internal sources. 8,2 1 84,5 6 1,608 66,389 4,248 2021 2022 2023 2024 2025 Deposits per Branch Period nd (in 000 s)

15 | Investor Presentation 0. 1.02 1.11 1.42 1.35 4Q24 1Q25 2Q25 3Q25 4Q25 Di luted arnings Per Share 8.5% 11.23% 11.96% 14.66% 13.38% 4Q24 1Q25 2Q25 3Q25 4Q25 Return on Average quity 1.08% 1.36% 1.43% 1.80% 1.69% 4Q24 1Q25 2Q25 3Q25 4Q25 Return on Average Assets Strong Profitability • 4Q24, 1Q25, 2Q25, 3Q25 and 4Q25 impacted by approximately $885 thousand, $8.0 million, $1.9 million and $169 thousand, $575 thousand respectively, in merger-related expenses R O A A R O A E N IM EP S Source: Company data from public filings and internal sources.1) Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. 3.81% 4.0% 4.21% 4.2% 4.36% 4Q24 1Q25 2Q25 3Q25 4Q25 T Net Interest Margin 1 1 1 1 1 1

16 | Investor Presentation Actively Managing Strong Capital Position • Practices reflect ACNB’s ongoing and long-term commitment to maximizing shareholder value o Repurchased a total of 55,343 common shares in the fourth quarter of 2025 o Increased dividend to $0.38 in 4Q25 from $0.32 in 4Q24 • Disciplined acquisition strategy o Compatible cultures o In or adjacent to current markets o Accretive to EPS in year one o Conservative TBV earnback o IRR greater than target’s cost of capital * Non-GAAP financial measure; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. ** The Corporation’s common stock quarterly cash dividend declared in 4Q25, annualized, as a percentage of ACNB Corporation’s closing share as of date provided on p. 4. † The Corporation’s common stock quarterly cash dividend paid in MRQ, as a percentage of MRQ diluted earnings per share Source: Company data from public filings and internal sources. 10.60% 11.40% 14. 4% 14.96% 16.54% 5.0% .0% 8.5% 10.0% TC /TA Tier 1 Leverage Common Tier 1 Tier 1 Risk Based Total Risk Based Capital Ra os (MRQ end) Corp Internal Minimums 264,393 19 ,0 1 2025 2025 Shares repurchased Remaining repurchase authority 2.9% 36.54% 18. 5% 0.04 0.38 Dividend yield Dividend payout ra o 4Q25 increase in regula r quarterl y cash dividend declared from 4Q24 4Q25 cash dividend declared

Illustrative Pro Forma Capital Ratios

($ in thousands)	12/31/2025 Actual	Proceeds from $15M Sub. Notes Offering	Redemp. of $15M of 2021 Sub. Notes[2]	Pro Forma 12/31/2025
Regulatory Capital				
Common Equity Tier 1 Capital	$362,697			$362,697
Preferred Equity	--			--
Trust Preferred	5,376			5,376
Tier 1 Minority Interest	--			--
Tier 1	$368,073			$368,073
Allowable Subordinated Debt	15,000	15,000	($15,000)	15,000
Allowance for Credit Losses	23,916			23,916
Tier 2 Capital	$38,916	$15,000	($15,000)	$38,916
Total Risk-Based Capital	$406,989	$15,000	($15,000)	$406,989
Total Assets for Regulatory Ratios				
Risk-Weighted Assets	$2,460,835	--	--	$2,460,835
Avg. Assets for Leverage Ratio	3,229,727	15,000	(15,000)	3,229,727
TCE/TA				
Tangible Common Equity[1]	$333,090			$333,090
Tangible Assets[1]	3,141,242	$15,000	($15,000)	3,141,242
Capital Ratios				
TCE / TA[1]	10.60%			10.60%
Leverage Ratio	11.40%			11.40%
CET1 Ratio	14.74%			14.74%
Tier 1 Ratio	14.96%			14.96%
Total RBC Ratio	16.54%			16.54%

Capital Structure as of 12/31/2025


$440M

- Common Equity: $420M
- Subordinated Debt: $15M
- Trust Preferred: $5M

1) This is a non-GAAP financial measure. Refer to the Appendix for reconciliation 2) 2021 notes anticipated to be called on March 31, 2026 (first call date)

Source: Company data from public filings and internal sources.

17 | Investor Presentation

Double Leverage & Interest Coverage

ACNB Corporation

($ in thousands)

Double Leverage Ratio	As of the Year Ended: 12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025	Offering Adj.[1]	Pro Forma Year Ended 12/31/2025
Parent Company Investment in Subsidiaries	$278,790	$244,563	$278,771	$303,747	$415,508	–	$415,508
Parent Company Equity	272,114	245,042	277,461	303,273	419,974	–	419,974
Double Leverage Ratio	102%	100%	100%	100%	99%	–	99%
Interest Coverage							
Total Deposit Interest	$5,012	$2,561	$3,695	$11,194	$26,699	–	$26,699
New Subordinated Notes Interest Expense	–	–	–	–	–	900[2]	900
Other Borrowing Interest Expense	1,903	1,063	4,625	12,660	13,423	(600)[3]	12,823
Total Interest Expense	$6,915	$3,624	$8,320	$23,854	$40,122	$300	$40,422
Pre-Tax Income	$35,019	$44,951	$39,849	$40,419	$46,454	($300)	$46,154
Based on Pre-Tax Income							
Interest Coverage (Inc. Deps. Expense)	6.1x	13.4x	5.8x	2.7x	2.2x	–	2.1x
Interest Coverage (Ex. Deps. Expense)	19.4x	43.3x	9.6x	4.2x	4.5x	–	4.4x

1) Assumes the net proceeds of the offering are used to refinance outstanding $15 million of fixed-to-floating 2021 notes, with the remainder used for general corporate purposes. 2) Assumes an illustrative 6.00% coupon on new subordinated notes 3) Other borrowing interest expense calculated based off a fixed 4.00% coupon.

Note: All offering assumptions are for illustrative purposes only; any redemption of subordinated notes will depend on a number of factors, including market conditions and business developments. See slides 3-4 for more information.

Source: Company data from public filings and internal sources.

18 | Investor Presentation

19 | Investor Presentation Stable Asset Quality • Committed to sound credit risk management, including conservative and disciplined underwriting practices, timely credit administration process and proactive customer relationship management • Nonperforming loans increased in 2025 driven primarily by the acquisition of Traditions and, to a lesser extent, by three unrelated relationships in the commercial real estate and residential mortgage portfolios All dollar amounts in thousands; non-performing loans consist of nonaccrual loans and 90+ days past due and still accruing. * NCOs annualized Source: Company data from public filings and internal sources. 6,812 10,049 10,100 10,016 10, 21 0.40% 0.43% 0.43% 0.43% 0.46% 4Q24 1Q25 2Q25 3Q25 4Q25 Non Performing Loans NPLs/Loans 183 66 65 109 94 0.04% 0.01% 0.01% 0.02% 0.02% 4Q24 1Q25 2Q25 3Q25 4Q25 Net Charge s NC s /Average Loans 1 ,280 24,646 24,353 23,660 23,6 2 1.03% 1.06% 1.04% 1.01% 1.02% 4Q24 1Q25 2Q25 3Q25 4Q25 Allowance for Credit Losses Allowance/Loans 254% 245% 241% 236% 221% Allowance/NPLs

20 | Investor Presentation Ample Liquidity Position • Actively monitoring, managing and projecting our liquidity needs to minimize our liquidity risk o Liquidity monitored daily • Stable, durable and relationship-based core deposits continue to be ACNB Bank’s primary source of liquidity o 95.1% loan/deposit ratio o 13.5% unencumbered securities, cash and cash equivalents/assets ratio • ACNB’s banking subsidiary could borrow approximately $1.29 billion from the FHLB of which approximately $1.01 billion was available at 12/31/25 • ed unds line capacity at ACNB’s banking subsidiary was $192.0 million of which the full amount was available at 12/31/25 • ACNB’s banking subsidiary could borrow approximately $57.0 million from the Discount Window of which the full amount was available at 12/31/25 60.5% 0.0% 8 .4% 93.9% 95.1% 29.1% 1 .1% 14.5% 14.6% 13.5% Loans/Deposits nencumbered Securi es, Cash Cash quivalents /Assets 2021 2022 2023 2024 2025 Source: Company data from public filings and internal sources.

21 | Investor Presentation Bank Director Ranking Banking 2025 - #9 2024 - #4 2023 - #17 2022 - #94 2025 - #20 2024 - #11 Forbes Best in State Banks 2025 - #3 in PA

22 | Investor Presentation Appendix

23 | Investor Presentation 9% 54% 5% 5% 2% 0% 86,255 821,691 898, 08 9 0,280 1,2 4,185 161,025 1 8,905 148,833 13 , 4 202,363 52,450 83,283 84,340 6,886 11 ,219 92, 63 84,142 91,034 86,53 12 ,41 348,868 359,3 8 395,482 402, 32 62 ,551 18,541 PPP 1 4 family L C Consumer C D C I, ex PPP CR , Mul family arm ~68% Commercial* Diversified Loan Portfolio – ACNB Bank • Average loan balance ~$182 thousand as of 12/31/25 • Average Commercial* loan balance ~$392 thousand as of 12/31/25 All dollar amounts in thousands and balances at period end, with commercial and industrial (C&I) loan amounts excluding PPP loans. Includes loans held for sale * C&I , CRE, multifamily, farm and construction and development loans as percentage of total loans. $2.4BN Total loans MRQ end $138,717 Source: Company data from public filings and internal sources. $2,358,684 2021 2022 2023 2024 2025

24 | Investor Presentation Apartments 8.7% Hotel/Motel/B&B 8.3% Office Complex 10.5% Rental Units - Retail/Mixed Use/Commercial 15.1% Other Real Estate 4.6% Strip Mall 4.6% Warehouse 6.9% Restaurant 3.3% Farming 5.1% Manufacturers 4.5% Non-Profit 3.7% Storage Units 3.5% Service Industry 6.1% Other 15.1% CRE Breakdown Includes multifamily and farm; MRQ ; Excludes acquisition accounting adjustments. (1) Constitutes over 40 loan categories that do not fit into the categories presented above, with no loan category representing more than 3% of the total. 1 Source: Company data from public filings and internal sources.

25 | Investor Presentation This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation’s results of operations and financial condition. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP financial measures. Reconciliation of Non-GAAP Measures

26 | Investor Presentation Reconciliation of Non-GAAP Measures $ in 000's, except per share amounts 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 Tangible book value per share Stockholders' equity $303,273 $386,883 $395,151 $408,642 $419,974 Less: goodwill and intangible assets ($52,023) ($90,284) ($89,143) ($88,014) ($86,884) Tangible common stockholders’ equity (numerator) $251,250 $296,599 $306,008 $320,628 $333,090 Shares outstanding, less unvested shares, end of period (denominator) 8,515,347 10,506,822 10,442,269 10,387,135 10,337,757 Tangible book value per share $29.51 $28.23 $29.30 $30.87 $32.22 Tangible common equity to tangible assets (TCE/TA Ratio) Stockholders' equity $303,273 $386,883 $395,151 $408,642 $419,974 Less: goodwill and intangible assets ($52,023) ($90,284) ($89,143) ($88,014) ($86,884) Tangible common stockholders’ equity (numerator) $251,250 $296,599 $306,008 $320,628 $333,090 Total assets $2,394,830 $3,270,041 $3,259,528 $3,250,838 $3,228,126 Less: goodwill and intangible assets ($52,023) ($90,284) ($89,143) ($88,014) ($86,884) Total tangible assets (denominator) $2,342,807 $3,179,757 $3,170,385 $3,162,824 $3,141,242 Tangible common equity to tangible assets (TCE/TA Ratio) 10.72% 9.33% 9.65% 10.14% 10.60% Three Months Ended, Source: Company data from public filings and internal sources.

27 | Investor Presentation Reconciliation of Non-GAAP Measures $ in 000's 12/31/2024 3/31/2025 6/30/2025 9/30/2025 12/31/2025 Efficiency Ratio Non-interest expense $18,388 $29,335 $25,366 $22,361 $23,453 Less: intangible amortization $304 $857 $1,141 $1,129 $1,130 Less: merger related expense $885 $8,031 $1,943 $169 $575 Non-interest expense (numerator) $17,199 $20,447 $22,282 $21,063 $21,748 Net interest income $21,112 $27,090 $31,012 $32,137 $32,851 Plus: total non-interest income $5,803 $7,184 $8,682 $8,411 $4,332 Less: gain on life insurance proceeds $0 $254 $31 $0 $0 Less: net gains (losses) on sales or calls of securities $0 $0 $22 $0 ($3,557) Less: net (losses) gains on equity securities ($28) $14 $3 $9 $4 Total revenue (denominator) $26,943 $34,006 $39,638 $40,539 $40,736 Efficiency ratio 63.83% 60.13% 56.21% 51.96% 53.39% Non-interest income/revenue Non-interest Income $5,803 $7,184 $8,682 $8,411 $4,332 Less: gain on life insurance proceeds $0 $254 $31 $0 $0 Less: net gains (losses) on sales or calls of securities $0 $0 $22 $0 ($3,557) Less: net (losses) gains on equity securities ($28) $14 $3 $9 $4 Non-interest income (numerator) $5,831 $6,916 $8,626 $8,402 $7,885 Net interest income $21,112 $27,090 $31,012 $32,137 $32,851 Plus: non-interest income $5,831 $6,916 $8,626 $8,402 $7,885 Revenue (denominator) $26,943 $34,006 $39,638 $40,539 $40,736 Non-interest income/revenue 21.64% 20.34% 21.76% 20.73% 19.36% Three Months Ended, Source: Company data from public filings and internal sources.

28 | Investor Presentation Reconciliation of Non-GAAP Measures $ in 000's For the three months ended: Core return on average assets 3/31/2025 12/31/2025 Net income ($272) $10,805 Provision for credit losses on non-PCD loans, net of taxes 4,234 -- Plus: Loss on securities respositioning, net of taxes -- 2,768 Plus: Merger-related expense, net of taxes 6,214 447 Less: Gain on life insurance proceeds, net of taxes 197 -- Core net income (numerator) $9,980 $14,020 Average assets (denominator) $2,969,115 $3,285,232 Core return on average assets 1.36% 1.69% Core return on average equity Core net income (numerator) $9,980 $14,020 Average equity (denominator) $360,446 $415,701 Core return on average equity 11.23% 13.38% Core diluted earnings per share Core net income (numerator) $9,980 $14,020 Weighted average shares diluted (denominator) 9,823,475 10,386,137 Core diluted earnings per share $1.02 $1.35 $ in 000's 2021 2022 2023 2024 2025 Non-interest income/revenue Non-interest Income $22,776 $21,807 $18,445 $24,730 $28,609 Less: gain on life insurance proceeds $101 $0 $0 $0 $285 Less: net (losses) gains on sales or calls of securities $0 ($234) ($5,240) $69 ($3,535) Less: net (losses) gains on equity securities $439 ($298) $18 ($9) $30 Less: gain on assets held for sale $0 $0 $337 $0 $0 Less: net gains on sale of low income housing partnership $0 $421 $0 $0 $0 Non-interest Income (numerator) $22,236 $21,918 $23,330 $24,670 $31,829 Net interest income $71,244 $83,425 $88,320 $83,611 $123,090 Plus: non-interest Income $22,236 $21,918 $23,330 $24,670 $31,829 Revenue (denominator) $93,480 $105,343 $111,650 $108,281 $154,919 Non-interest income/revenue 23.79% 20.81% 20.90% 22.78% 20.55% Years Ended December 31, Source: Company data from public filings and internal sources.

29 | Investor Presentation ACNB Corporation Investor Relations Contact Jason H. Weber Executive Vice President, Treasurer & Chief Financial Officer ACNB Corporation 16 Lincoln Square Gettysburg, PA 17325 investor.relations@acnb.com 717-339-5090 Investor Presentation